Exhibit 99.1

OmniComm Systems, Inc. 2101 West Commercial Blvd. Suite 3500 Fort Lauderdale, FL 33309 USA Phone: +1.954.473.1254 Fax: +1.954.473.1256 www.omnicomm.com

OmniComm Systems to be acquired by Anju Software

FORT LAUDERDALE, July 16, 2019 -- OmniComm Systems, Inc. (OTCQX: OMCM) (“OmniComm”), a leading strategic software solutions provider to the life sciences industry, announced today that it has entered into a merger agreement with Anju Software, Inc. (“Anju”). Under the terms of the agreement, OmniComm will become a wholly owned subsidiary of Anju. Upon closing, shares of OmniComm common stock will be cancelled and automatically converted into the right to receive $0.41032 per share, without interest, representing an 58% premium to the closing price on July 15, 2019.

Anju is a provider of data and application software to life sciences companies, contract research organizations, and medical device manufacturers. Anju’s software aides in workflow management, data collection, communications management, and decision-making processes throughout the life sciences value chain. The merger of OmniComm and Anju positions the combined organization as a leader in the eClinical solutions market, with particular expertise in electronic data capture and eSource. OmniComm’s solutions, including its flagship TrialMaster® and TrialOne® products, will complement Anju’s existing solution suite.

“Our merger with Anju represents the next chapter in OmniComm’s evolution, starting as a systems integrations company and growing into a global provider of software and services for the Life Sciences community,” commented Randall Smith, Founder and Executive Vice Chairman of OmniComm. “OmniComm will help bolster Anju’s current product portfolio and we believe that Anju’s customer base will embrace OmniComm’s eClinical solutions, helping to accelerate growth.”

Stockholders of OmniComm holding at least a majority of the outstanding shares of voting stock have approved the merger agreement by written consent, and the closing is expected to occur by October 31, 2019 following the satisfaction of customary closing conditions.

Crosstree Capital Securities, LLC (“Crosstree”) served as OmniComm’s financial advisor and Foley & Lardner LLP served as OmniComm’s legal counsel in the transaction. Madison Park Group LLC served as Anju’s financial advisor and Snell & Wilmer LLP served as Anju’s legal counsel in the transaction.

Exhibit 99.1

OmniComm Systems, Inc. 2101 West Commercial Blvd. Suite 3500 Fort Lauderdale, FL 33309 USA Phone: +1.954.473.1254 Fax: +1.954.473.1256 www.omnicomm.com

About OmniComm Systems, Inc.

OmniComm is a healthcare technology company that provides web-based electronic data capture and eClinical solutions and related value-added services to pharmaceutical and biotech companies, contract research organizations, and other clinical trial sponsors principally located in the United States, Europe, and East Asia. OmniComm’s proprietary EDC and eClinical software applications – TrialMaster®, TrialOne®, eClinical Suite, Promasys®, IRTMaster, AutoEncoder, and Acuity – allow clinical trial sponsors and investigative sites to securely collect, validate, transmit, and analyze clinical trial data. OmniComm is headquartered in Fort Lauderdale, FL.

For more information about OmniComm, visit www.omnicomm.com.

About Anju Software, Inc.

Anju Software, Inc. is a leading provider of comprehensive software solutions to the life sciences industry that provides an integrated platform spanning clinical operations, medical affairs, and commercial divisions, including integrated data intelligence. Anju has combined deep industry and software domain expertise to build a next generation platform for the life sciences sector that can scale to provide solutions that meet customers’ needs from “molecule to retirement.” Anju provides end-to-end software solutions that help customers manage mission-critical pharma processes and turn data into actionable insights. Anju solutions are used by large and small pharmaceutical companies, contract research organizations, full service agencies, and medical device companies. Anju is headquartered in Tempe, AZ.

For more information about Anju, visit www.anjusoftware.com.

Cautionary Note Regarding Forward-Looking Statements

            This announcement contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning OmniComm Systems, Inc.  These statements include, but are not limited to, statements regarding the expected completion of the merger, expected benefits and costs of the merger, management plans relating to the merger, and other statements identified by words such as “will,” “expect,” “believe,” “anticipate,” “estimate,” “should,” “intend,” “plan,” “potential,” “predict,” “project,” “aim,” and similar words, phrases, or expressions.  These forward-looking statements are based on current expectations and beliefs of the management of OmniComm and Anju (as the case may be), as well as assumptions made by, and information currently available to, such management, current market trends, and market conditions and involve risks and uncertainties, many of which are outside of each company’s and each company’s management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements.  Accordingly, you should not place undue reliance on such statements.

Exhibit 99.1

OmniComm Systems, Inc. 2101 West Commercial Blvd. Suite 3500 Fort Lauderdale, FL 33309 USA Phone: +1.954.473.1254 Fax: +1.954.473.1256 www.omnicomm.com

Those risks, uncertainties, and assumptions include: the risk that the merger may not be completed in a timely manner, or at all, which may adversely affect OmniComm’s business and the price of the OmniComm’s common stock; the failure to satisfy any of the conditions to the consummation of the merger; the effect of the announcement or pendency of the merger on OmniComm’s business relationships, operating results, and business generally; risks that the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; risks related to diverting management’s attention from ongoing business operations; the outcome of any legal proceedings that may be instituted related to the merger; unexpected costs, charges, or expenses resulting from the merger; and other risks described in OmniComm’s filings with the United States Securities and Exchange Commission, such as Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.

            Forward-looking statements speak only as of the date of this communication.  OmniComm does not undertake any intent or obligation to publicly update or revise any of the estimates and other forward-looking statements made in this announcement, whether as a result of new information, future events, or otherwise, except as required by law.

OmniComm Systems, Inc.

Phone: +1.954.473.1254

www.omnicomm.com